UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment 3

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNLEASHED INC.

(Exact name of Registrant as specified in its charter)

Nevada	2320	36-4811250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Rastislavova 12, 949 01 Nitra, Slovakia

(address of principal executive offices)

Registrant's telephone number, including area code: +42 123 6760

Eastbiz.com, Inc. 5348 Vegas Dr. Las Vegas, NV 89108

(Name and address of agent for service of process)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

COPIES OF COMMUNICATIONS TO:

Daniel H. Luciano, Attorney-at-Law

242 A West Valley Brook Road

Califon, New Jersey 07830

T. 908 832 5546

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTERED FEE(3)
Common Stock, par value $0.001	50,000,000	$0.005	$250,000	$25.18

(1)	This registration statement covers the sale by us of up to an aggregate of 50,000,000 shares of our common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

UNLEASHED INC.

50,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated:                 , 2016

This prospectus relates to our offering of 50,000,000 shares of our common stock at a fixed offering price of $0.005 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. We have not made any arrangements to place funds raised in this offering in an escrow, trust or similar account. Any investor who purchases shares in this offering will have no assurance that other purchasers will invest in this offering.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares with no commission or other remuneration payable to them for any shares they may sell. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 50,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

There is no established public market for our common stock, and the offering price has been arbitrarily determined. Our common stock is not currently listed or quoted on any quotation service. Although we intend to apply for quotation on the OTCQB tier of the OTC Markets through a market maker, there can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

This offering will be open until the earlier of: (i) the maximum amount of shares have been sold; or (ii) twelve months from the date of effectiveness of this registration statement of which this prospectus forms a part.

	Offering Price	Underwriting Discounts and Commissions(1)	Proceeds to Company Assuming 100% Subscribed	Proceeds to Company Assuming 75% Subscribed	Proceeds to Company Assuming 50% Subscribed	Proceeds to Company Assuming 25% Subscribed
Per Share	$0.005	0	$0.005	$0.005	$0.005	$0.005
Gross Proceeds		0	$250,000	$187,500	$125,000	$62,500
Net Proceeds(2)		0	$240,000	$177,500	$115,000	$52,500

(1)	There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock. However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

(2)	The net proceeds estimates offering expenses of $10,000.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:                  , 2016

Offering Summary

Unleashed Inc.

The Company

We were incorporated as Unleashed Inc. on March 5, 2015 in the State of Nevada for the purpose of designing, distributing and selling swim, surf and open water related products to customers.

Commencing in December 2014, Mr. Anthony Ridding, our founder and Chief Executive Officer, initially operated the business as a sole proprietor under the dba “Unleashed Hardware Inc.” Thereafter, on or about March 5, 2015, he contributed the business assets and liabilities of his sole proprietorship to the Company.

Prior to this Offering, our available funds combined with revenues will not be sufficient fund our proposed activities for the next twelve months. In order to fund our operations, we believe that we need the $250,000 in gross proceeds (maximum offering amount) from this offering. We believe the $250,000 would allow us to implement our business plan to the full extent that we envision. We further believe that $62,500 in gross proceeds will be sufficient to pay for the expenses of this offering and conduct our proposed business activities for the next twelve months on a limited basis (see “Use of Proceeds”). As of December 31, 2015, our current cash on hand is approximately $2,588. Our current monthly burn rate is approximately $4,250 per month. Based on our current burn rate, we will run out of funds by April 2016 without additional capital and assuming revenues based on past performance during that period.

As of December 31, 2015, we had $9,536 in current assets and current liabilities in the amount of $Nil. Accordingly, we had a working capital surplus of $9,536 as of December 31, 2015. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. Our expenses in this offering are estimated at $10,000, and we will need a minimum of approximately $52,500. We will need to sell a minimum of 25% of the shares offering in this prospectus for net proceeds of $52,500 in order to meet our financial obligations. Our ability to remain in business with less than $52,500 in this offering is questionable. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a maximum of 50,000,000 shares of our common stock at an offering price of $0.005 per share. Our business plan is to use the proceeds of this offering for the development of additional product designs, the purchase of additional inventory, and marketing of our products. However, our management has retained discretion to use the proceeds of the offering for other uses. The minimum investment amount for a single investor is $400 for 80,000 shares. Subscriptions for less than the minimum investment will automatically be rejected. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The maximum offering amount is 50,000,000 shares ($250,000).

Our address is Rastislavova 12, 949 01 Nitra, Slovakia. Our phone number is +42 123 6760. Our fiscal year end is March 31.

1

The Offering

Securities Being Offered	Up to 50,000,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.005 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We will issue you a paper stock certificate. It may be difficult depositing your paper stock certificates stock into your brokerage account. Many brokers restrict or deny paper certificate deposits. At the same time, most penny stocks are not eligible for electronic (DWAC or DRS) deposit through DTC, so you will not be able to electronically deposit your shares. As such, you may find it difficult to liquidate your shares in our company.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply to FINRA for quotation on the OTC OTCQB, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. There is no guarantee, however, that our common stock will ever be quoted on the OTC OTCQB.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	50,000,000

Securities Issued and to be Issued	15,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our officer and director, Anthony Ridding owns an aggregate of 100% of the common shares of our company and therefore have substantial control. Upon the completion of this offering, Mr. Ridding will own an aggregate of approximately 23.08% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	65,000,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our net proceeds from this offering will be approximately $240,000. We intend to use these proceeds to execute our business plan.

Offering Period

This offering will be open until the earlier of: (i) the maximum amount of shares have been sold; or (ii) twelve months from the date of effectiveness of this registration statement of which this prospectus forms a part. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 50,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

2

Summary Financial Information

Balance Sheet Data	For the nine months ended December 31, 2015 (unaudited)	As of March 31, 2015
Cash	2,588	$14,514
Total Assets	10,542	$15,777
Liabilities	-	$711
Total Stockholder’s Equity (Deficit)	10,542	$15,066

Statement of Operations	For the nine months ended December 31, 2015 (unaudited)	For the period from December 2, 2014 through March 31, 2015
Revenue	$4,201	$-
Net Profit (Loss) for Reporting Period	$(8,022)	$(2,273)

3

Risk Factors

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception which makes it difficult to evaluate whether we will operate profitably in the future. Revenues generated were $4,201 for the nine months ended December 31, 2015 and $0 for the period from March 5, 2015 through March 31, 2015. Operating expenses were $9,373 for the nine months ended December 31, 2015 and $2,273 for the period from March 5, 2015 through March 31, 2015. We have incurred a net loss of $8,022 for the nine months ended December 31, 2015 and $2,273 for the period from March 5, 2015 (inception) through March 31, 2015. We have not attained sustained profitable operations since inception and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of December 31, 2015, we had cash in the amount of $2,588. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report dated February 5, 2016 as of and for March 31, 2015 and the period from March 5, 2015 (inception) to March 31, 2015 that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need to fund our operations.

The shares are being offered by us on a "best efforts" basis with no minimum and without benefit of a private placement agent. We can provide no assurance that this offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

Prior to this Offering, our available funds combined with revenues will not be sufficient fund our proposed activities for the next twelve months. In order to fund our operations, we believe that we need the $250,000 in gross proceeds (maximum offering amount) from this offering. We believe the $250,000 would allow us to implement our business plan to the full extent that we envision. We further believe that $62,500 in gross proceeds will be sufficient to pay for the expenses of this offering and conduct our proposed business activities for the next twelve months on a limited basis. As of December 31, 2015, our current cash on hand is approximately $2,588. Our current monthly burn rate is approximately $4,250 per month. Based on our current burn rate, we will run out of funds in the next twelve months without additional capital and assuming revenues based on past performance during that period. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

4

Given that there is no minimum offering amount and we need to raise at least $62,500 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if we are unable to raise enough proceeds from this offering to continue operations. If we are not able to raise the entire $250,000, we will have to limit or eliminate important expenditures, such as the purchase of certain materials and supplies for use in the manufacturing of our products, lease space costs, marketing activities and labor, which will hinder our ability to generate significant revenues and cause a delay in the implementation of our business plan. Moreover, the less money we are able to raise in this offering, the more the risk that you will lose your entire investment.

Risks Associated with Our Business Model

Because we may be unable to complete our development, manufacturing and commercialization of our products, we could face significantly harm to our business plans, prospects, results of operations and financial condition.

Commercializing our products depends on a number of factors, including but not limited to:

●	further product and manufacturing process development;

●	completion, refinement and management of our supply chain;

●	completion, refinement, and management of our distribution channels;

●	demonstration of efficiencies that will make our products attractively priced; and

●	development of an adequate sales force and sales channels necessary to distribute our products and achieve our desired revenue goals.

We cannot assure investors that the strategies we intend to employ will enable us to support the design, manufacture, distribution and selling of swim, surf and open water related products to customers. If we are unable to implement the necessary steps of our business plan, our prospects, results of operations and financial condition will suffer.

Because we do not have an exclusive agreement with our supplier that manufactures our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We use only one supplier to manufacture each of our products. If we lose the services of our manufacturer, we may be unable to secure the services of replacement manufacturers. In addition, because we do not have a written agreement with our manufacturer, it could refuse to supply some or all of our products, reduce the number of products that it supplies or change the terms and prices under which it normally supplies our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

We will rely in part upon distribution partners to distribute and sell our products, and we may be adversely affected if those parties do not actively promote our products or pursue customers who would have a potential demand for our products.

The majority of our sales have occurred through our ecommerce website and occasional sales on third party websites such as eBay. We have products in retail outlets on a sale or return policy. These retailers are small independent specialists with no related party links. These relationships have not been formalized in agreements, and may be subject to termination at any time. We cannot control the amount and timing of resources that our partners devote to activities on our behalf.

We intend to continue to seek strategic relationships to distribute and sell our products. We, however, may not be able to negotiate acceptable relationships in the future and cannot predict whether current or future relationships will be successful.

5

If the market for swim and surf related products does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve continued revenues from sales of our products. We cannot accurately predict, however, future growth rates or the size of the market for our products in the United States and Europe and other markets we engage in. Demand for our products may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our products in the market depends on a number of factors, such as:

●	the cost, performance and appearance of our products and products offered by our competitors;

●	public perceptions regarding our products and the effectiveness and value of our products;

●	customer satisfaction with our products; and

●	marketing efforts and publicity regarding the needs for our product and the public demand for our product.

Even if our product gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete in the swim and surfing industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

●	Lower than projected revenues;

●	Price reductions and lower profit margins;

●	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

6

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs and divert the attention of our personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.

We have been designing, distributing and selling swim and surf and open water products for a limited time and a majority of our limited sales have been through third party e-commerce sites with some sales through our own website. We have no experience in providing direct sales and service, aside from our website. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our focus or our plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience in managing a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

7

We will incur increased costs and our management will face increased demands as a result of operating as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We estimate that we will incur no less than $25,000 in these expenses on an annual basis to exist as a public company. Those expenses will be higher if our business volume and activity increases. Those obligations could diminish our ability to fund our operations and may prevent us from meeting our normal business obligations.

In addition, our administrative staff will be required to perform additional tasks. For example, in anticipation of becoming a public company, we will need to adopt additional internal controls and disclosure controls and procedures and bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under applicable securities laws.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, the Dodd-Frank Act and related regulations implemented by the Securities and Exchange Commission are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. We are currently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and attract and retain qualified executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Because we have two persons as our officers and directors that occupy all corporate positions, our internal controls may be inadequate and we may face negative consequences related to having them set their own salaries and making all of the decisions affecting our company.

Because we have only two officers and directors, Anthony Ridding and Candice Tomkins, they may not adequately be able to administer our internal controls over disclosure or financial reporting. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Since we have only two officers and directors, the controls can easily circumvented by our officers and directors, which could result in adverse consequences to us.

In addition, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including setting their own salary and perquisites, using corporate assets and funds to the designs they feel best, and also the power to prevent or cause a change in control. As a result, our officers and directors could establish high salaries in the future, which will drain our capital and prevent us from operating. You will not be able to control the decisions they make, and you may find them in conflict with your personal designs for this business.

8

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in his determination as to how much time to devote to our affairs as well as other matters.

Anthony Ridding and Candice Tomkins our current sole officers and directors, are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. Mr. Ridding is a director of the owner and operator of Clamason Industries Limited, a company that specializes in precision engineering. Ms. Tomkins works for Wave Project, a charity helping children with mental health difficulties through surfing. Mr. Ridding and Ms. Tomkins do work for Clamason Industries Limited and Wave Project, respectively, they are not obligated to devote any specific number of hours to our affairs, but it is estimated that they will each devote approximately 15 hours per week on our business. As such, there may be a conflict of interest in the determination as to how much time they devote to their existing roles as opposed to our business. Investors should be aware of this in deciding whether to purchase our capital stock.

Our directors are residents of the United Kingdom and investors may have difficulty enforcing any judgments against them within the United States.

Our officers and directors, Mr. Anthony Ridding and Ms. Candice Tomkins, are residents of Slovakia and the United Kingdom respectively, and all or a substantial portion of their assets are located outside the United States. In addition, all Company assets are and will be located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officer and directors or the Company, including claims and/or judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Our inability to protect our brand name and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our success depends on our ability to obtain and maintain branding and other proprietary-right protection in the United Stated and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

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As an Emerging Growth Company under the Jobs Act, we are permitted to rely on exemptions from certain disclosures requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

●	innovations or new products and services by us or our competitors;

●	government regulation of our products and services;

●	the establishment of partnerships with other companies;

●	intellectual property disputes;

●	additions or departures of key personnel;

●	sales of our common stock

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

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●	operating results below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

You should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We must raise at least 25% of the offering to pursue our business plan on a limited basis.

We have no alternative plan of operation if at least 25% of the shares offered herein are not sold. We plan to remain in business through third-party e-commerce sites or our website sales for as long as possible. Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 25% of the shares offered (See Use of Proceeds).

Investors purchasing Common Stock prior to our 25% ($52,500 net after offering cost of $10,000) threshold of the offering may lose their entire investment.

We may fail and cease operations all together if 25% or $62,500 of common stock is not sold. Therefore, investors who purchase stock at the beginning of our offering are at greater risk of losing their entire investment than those investing after the 25% threshold is made.

Our management will have discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt. There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. As stated therein, management will have some discretion as to how it uses the funds. The use of proceeds may not be used to increase the value of your investment.

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Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

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If our shares are quoted on the OTCQB, we will be required to remain current in our filings with the SEC and meet other obligations, the failure of which could risk us to removal from the quotation service.

There is no guarantee that our common stock will ever be quoted on the OTCQB. However, in the event that our shares are quoted on the OTCQB, we will be required to remain current in our filings with the SEC and, for eligibility on the OTCQB, we must maintain a stock price above $0.01 per share and pay annual dues. In the event that we become delinquent in these requirements, we may be relegated to an inferior quotation service or quotation of our common stock could be terminated. If our shares are not eligible for quotation on the OTCQB, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.005 per share. Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Because you will receive paper stock certificates for purchasing shares in this offering, some investors may find it difficult to liquidate their holdings.

Once you have purchased shares in this offering, we will issue you a paper stock certificate. It may be difficult depositing your paper stock certificates stock into your brokerage account. Many brokers restrict or deny paper certificate deposits. At the same time, most penny stocks are not eligible for electronic (DWAC or DRS) deposit through DTC, so you will not be able to electronically deposit your shares. As such, you may find it difficult to liquidate your shares in our company.

Because you will receive paper stock certificates for purchasing shares in this offering, some investors may find it difficult to liquidate their holdings.

Once you have purchased shares in this offering, we will issue you a paper stock certificate. It may be difficult depositing your paper stock certificates stock into your brokerage account. Many brokers restrict or deny paper certificate deposits. At the same time, most penny stocks are not eligible for electronic (DWAC or DRS) deposit through DTC, so you will not be able to electronically deposit your shares. As such, you may find it difficult to liquidate your shares in our company.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

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Use of Proceeds

The net proceeds to us from the sale of up to 50,000,000 shares of common stock offered at a public offering price of $0.005 per share will vary depending upon the total number of shares sold. The below table summarizes the anticipated application of the proceeds we will receive from this offering if the maximum number of shares is sold. These amounts reflect the Company’s best estimate of the allocation of proceeds from the Offering based upon its current business plans and conditions. The actual application of proceeds may vary dependent upon a number of factors, including product sales, product testing and feedback, advertising and marketing results and other factors identified in the “Risk Factors” section. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the Offering. We may find it necessary or advisable to reallocate the net proceeds of this Offering; however, any such reallocation would be substantially limited to the categories set forth below as we do not intend to use the net proceeds for other purposes.

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$250,000	100%
Commission[1]	-	0%
Offering Expenses	10,000	5%
Net Proceeds	$240,000	95%
USE OF NET PROCEEDS
Facility and Materials[2]	$105,000	44%
Product Development[3]	90,000	38%
Advertising and Marketing[4]	25,000	10%
Legal and accounting[5]	20,000	8%
TOTAL APPLICATION OF NET PROCEEDS	$240,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Facility and Materials: We intend to use approximately $105,000 of the net proceeds of this offering to lease space, purchase certain inventory and raw materials.

3 Product Development: We intend to use approximately $90,000 of the net proceeds of this offering to design and manufacture a surfboard leash specific to the learner surfer market and a swim float that includes an Emergency Position Indicating Radio Beacon (EPIRB) device.

4 Advertising and Marketing: We intend to use approximately $25,000 of the net proceeds of this offering to purchase an integrated inventory control system and improving/updating the e-commerce website, expenses related to marketing and advertising, promotional brochures, camera, radio and print advertising, and similar expenses.

5 Legal and accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs.

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In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$187,000	100%	$125,000	100%	$62,500	100%
Commission	-	0.0%	-	0%	-	0%
Offering Expenses	10,000	5%	10,000	8%	10,000	16%
Net Proceeds	$177,500	95%	$115,000	92%	$52,500	84%
USE OF NET PROCEEDS
Facility and Materials	$80,000	45%	$60,000	52%	$27,500	52%
Product development	50,000	28%	30,000	26%	-	0%
Advertising and marketing	27,500	15%	15,000	13%	5,000	10%
Legal and accounting	20,000	11%	20,000	17%	20,000	38%
TOTAL APPLICATION OF NET PROCEEDS	$177,500	100.0%	$115,000	100.0%	$52,500	100.0%

Determination of Offering Price

The $0.005 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2015, the net tangible book value of our shares was $10,542 or approximately $0.001 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2015.

Upon completion of the maximum offering (50,000,000 shares with total proceeds of $250,000 minus the estimated offering expenses of $10,000 resulting in net proceeds of $240,000), the net tangible book value of the 65,000,000 shares then outstanding will be $250,542, or approximately $ 0.0039 per Share.

Accordingly, the net tangible book value of the shares held by our existing stockholders (15,000,000 shares) will be increased by $0.0029 per share without any additional investment on their part. This increase is calculated by deducting the net tangible book value after the (maximum) offering per share of $0.0039 from the price paid by existing shareholders of $0.001. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share) from the offering price of $0.005 per share. The dilution for the maximum offering amount of $250,000 will be $0.0011 per share which is calculated by deducting the net tangible book value after the offering per share of $0.0039 from the offering price of $0.005.

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The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to December 31, 2015. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold by the Company.

% of Offering Sold	25%	50%	75%	100%
Price Paid per Share by Existing Shareholders	0.001	0.001	0.001	0.001
Public Offering Price per Share	0.005	0.005	0.005	0.005
Net Tangible Book Value Prior to this Offering	$10,542	$10,542	$10,542	$10,542
Net Tangible Book Value After this Offering	$63,042	$125,542	$188,042	$250,542
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0.0023	0.0031	0.0036	0.0039
Immediate Dilution per Share to New Investors	0.0027	0.0019	0.0014	0.0011

The following table sets forth, as of December 31, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.005 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	15,000,000	23.08%	$15,000
New Investors	50,000,000	76.92%	250,000
Total	65,000,000	100%	$265,000

Plan of Distribution, Terms of the Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTCQB. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTCQB is maintained by OTC Market Group, Inc. The securities traded on the OTCQB are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTCQB, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

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The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 50,000,000 shares of common stock. The offering price is $0.005 per share. The offering will be for twelve months unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 50,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

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Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission, and continue for a period of twelve months unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 50,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $400 for 80,000 shares. All checks for subscriptions must be made payable to "Unleashed Inc.”. All such subscription checks received will by placed into the Company’s bank account opened under the name of, the Company’s Chief Financial Officer and member of the Board of Directors, Ms. Candice Tomkins, who is the sole signatory on the account, which is located in the United Kingdom.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of March 31, 2015 and December 31, 2015, there were 15,000,000 shares of our common stock issued and outstanding. Our shares are currently held by one (1) stockholder of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

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Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Daniel H. Luciano, Attorney-at-Law, Califon, New Jersey, has acted as special legal counsel and has provided an opinion on the validity of our common stock.

Pritchett, Siler & Hardy, P.C., have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Pritchett, Siler & Hardy, P.C. have presented their report with respect to our audited financial statements. The report of Pritchett, Siler & Hardy, P.C. is included in reliance upon their authority as experts in accounting and auditing.

19

Description of Business

Company Overview

We were incorporated as Unleashed Inc. on March 5, 2015 in the State of Nevada for the purpose of designing, distributing and selling swim, surf and open water related products to customers. Our office address is Rastislavova 12, 949 01 Nitra, Slovakia, our phone is +42 123 6760 and our website is www.unleashedhardware.com.

Commencing in December 2014, Mr. Anthony Ridding, our founder and Chief Executive Officer, initially operated the business as a sole proprietor under the dba “Unleashed Hardware Inc.” Thereafter, on or about March 5, 2015, he contributed the business assets and liabilities of his sole proprietorship to the Company. The first sales occurred in August 2015.

We were incorporated as Unleashed Inc. on March 5, 2015 in the State of Nevada for the purpose of designing, distributing and selling swim, surf and open water related products to customers.

Since inception the Company has successfully designed, tested and refined our Stand Up Paddleboard and Swim Tow Floats, secured product manufacturers in China, created and launched our website www.unleashedhardware.com, established distribution channels for our products through our web-site and other third parties, and commenced the commercial sale of our products. The first sales of both of these products occurred in August 2015.

Products are currently distributed from the UK and payment taken in pounds sterling. We have payment facilities on our website, eBay and a number of products for sale in retail outlets on a sale or return basis.

Our Products

We currently produce and sell two main products:

(1) Stand-up Paddleboard. Our stand up paddleboard (referred to as SUP) is inflatable and made from reinforced PVC. The device includes a carbon fiber paddle, hand pump, removable fin, carry bag, and repair kit. The board is 11 feet in length and designed for use by individuals with a weight of up to 120 Kgs (265 lbs).

(2) Dry Bag and Tow Float. Our dry bag and tow float is an inflatable floatation device with dry storage. The bag consists of a two-part inflatable 35 liter storage system, connected to the swimmers waist by straps and towed behind by a leash. Storage is typically used for items such as food, clothing and communication devices. From a safety aspect, the bag can be used as a flotation device for fatigued swimmers and is bright orange in color to act as a safety beacon to other water users. The design of the product allows for participants to function without disruption to swimming.

Our products have been designed in Slovakia by our President and manufactured in China.

Market Analysis

Our founder, Anthony Ridding, has been involved with the manufacture and design of products for over 40 years and has extensive product manufacturing experience. Ms. Candice Tomkins, our director holds a degree in graphic design enabling us to create technical products designed specifically for our target market.

We consider both surfboard and general open water swimming product manufacturers and retailers to be our competition. Our products are competitively priced. We offer customers significant saving compared to our competition, while offering high quality, well designed products. Our SUP’s (stand up paddleboard) sell for $680 and dry bag and tow floats sell for $35, whereas similar retailers are priced at around $1,000 and $45, respectively.

20

‘Unleashed Hardware’ incorporates original, innovative designs and logo’s with competitive pricing and good quality. We also offer an image of sport outdoor adventurous brand with the aim of generating a following and increased customer brand loyalty.

There are thought to be in excess of 23 million surfers worldwide whilst swimming is consistently found to be among the top recreational activities undertaken by the public. Stand-up paddle boarding is considered to be the fastest- growing water sport in the world due to the accessibility of flat-water areas across all continents. We intend to target this market of surfers, tri-athletes, swimmers, outdoor sporting enthusiasts and recreational users.

Our sales are seasonal; the majority of our sales have come from customers in the UK during the summer months. Despite this trend, we are seeing increased interest globally and more particularly from the Americas, Europe and the southern hemisphere. Most of our sales have been through third party ecommerce sites such as eBay, Gumtree and others through our distributors as small retail shops. However, we anticipate an increase in direct sales through our website (http://www.unleashedhardware.com).

Manufacturing

We currently outsource the production of our products to manufacturers in China. We have no written agreement with these manufacturers to manufacture our products. Our arrangement with our manufacturer to acquire inventory is strictly through purchase orders. We are not reliant upon any one manufacturer to to produce our products.

It is our present intention to continue our relationship with our existing manufacturers. However, in time, and if we are able to raise capital, we are looking to bring part of the process in house. At this point we would require a workshop to assemble our products. We are currently investigating suitable premises and calculating the required square footage that will be necessary to further develop and increase production.

Marketing

We recognize the critical importance of marketing. We will require a properly designed and executed marketing plan to ensure market penetration and business success.

Our intention is to generate initial sales from our e-commerce website. As our company grows, we plan to obtain a retail space in which customers can see and purchase our products. We believe this will give us another point of sale and increased credibility as a retailer. To successfully penetrate the US market, management will attempt to distribute products in established retailers in the US. Management believe this will provide an instant route to market and increased brand and product credibility in the US.

Our marketing plan will include advertisement on the internet and sites that are already a popular place for potential customers. We also aim to develop cost effective marketing through online social networks such as Facebook, Instagram, Google AdWords and Twitter. Currently our website is only available in English but we plan to make it accessible in a range of languages in order to reach worldwide sales. We also have a direct marketing strategy in which we will distribute marketing material such as flyers and stickers swim, triathlon and surfing events. These events are typically attended by our target market and are considered a cost effective method of direct marketing. We also intend to focus on search engine optimization (SEO) to consider how search engines work, what people search for, the actual search terms or keywords typed into search engines and which search engines are preferred by our targeted audience. By determining this, we hope to direct more targeted traffic to our site.

Sales

Since inception, we have sold approximately 15 SUP’s and 80 tow float bags. Our sales have been generated through online sales through our e-commerce website and at triathlon and surfing events in the United Kingdom we have attended.

Our Website

Our web-site is www.unleashedhardware.com. Presently, our site is able to conduct limited, e-commerce transactions, however, we plan is to position Unleashed Inc. as an original designer and distributor of swim, surf and open water related products. To do this, we have and will continue to put a great amount of time and resources into developing a premiere e-commerce website and alliances with reputable distributors. Currently, we have limited access to a world market due to the lack of funding that such a drive would require. We have designed and researched a strategy for this but have limited funds to introduce it. With the growth that we are planning we hope to focus more on this.

21

We are confident that development of our site will result in increased sales and profits. Our vision is to create a website that will become an integral part of our marketing, inventory control, sales and daily operations.

Competition

The SUP market is large, fragmented and highly competitive. The largest competitors include international manufacturers, national and regional sporting stores, specialty retailers, mass merchants and internet-based retailers. Established brands include Red Paddle Co, Fanatic, and BIC whose SUP’s retail at around $1,000. We consider these manufacturers and products to be our main competitors. There also are cheaper products retailing from $350, however, these are of low quality, and we do not consider ourselves to be in competition with these manufacturers. Our SUP’s are manufactured and finished to a high standard with branding that reflects our intended quality. We intend to sell our existing SUP’s for $680, thereby undercutting our competitors whilst offering products of a similar quality.

The dry bag and tow float market is relatively small with few competitors. Chillswim is thought to have the largest market share, and they have a presence both in retail outlets and online. Our product retails at $35 and theirs at $45, respectively.

The inflatable dry bag and tow float has seen an increase in competition since our product has entered the market place. Companies such as Zone3, 360 swim Safer Swimmer and LOMO have similar products at a higher price point. We will maintain a competitive advantage by having a lower price point which is advantageous with direct sales through our own website but reduces our potential revenues with distributors.

We believe that our competitive advantage is currently in two parts: firstly, our cost effectiveness and ability to undercut our nearest competitors, secondly, our ability to add to our product range with the design and manufacture of new products. A further competitive advantage that we hope to develop is our brand name and e-commerce website.

Regulation and Legislation

We are subject to labor and employment laws, laws governing advertising and promotions, privacy laws, product and other safety regulations, consumer protection regulations, environmental requirements and other laws that regulate retailers and govern the promotion and sale of merchandise and the operation of retail facilities. We believe that we are in compliance with applicable laws in all material respects.

Employees

We presently employ Anthony Ridding, as our President, CEO and Director, and Candice Tomkins, as our CFO, Secretary, Treasurer and Director. Mr. Ridding presently dedicates approximately 15 hours per week on our business while Ms. Tomkins also dedicates approximately 15 hours per week. Neither party is involved in any other business that would be considered competitive to the Company.

Description of Property

We do not own any real property. We maintain our corporate office at Rastislavova 12, 949 01 Nitra, Slovakia.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Eastbiz.com, Inc., 5348 Vegas Dr., Las Vegas, NV 89108.

22

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

(1)	one percent of the total number of shares of our common stock outstanding; or

(2)	the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

23

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

Moreover, Rule 144 is not available to shareholders of an issuer that is deemed to be a “shell company” as such term is defined in Rule 405 under Regulation C promulgated by the SEC under the Securities Act of 1933. Briefly, a company that has nominal assets (not including cash) and has nominal operations is deemed to be a shell company. Our company currently meets this definition of a shell company and as such, holders of shares of our common stock, other than shares sold pursuant to this registration statement once it is effective, would not be able resell such shares pursuant to Rule 144 until one (1) year from the date that the company ceases to be a shell company. In addition to either acquiring more than nominal assets or having more than nominal operations, we also would need to file with the SEC the information that would be required to be filed in a Form 10 registration statement in order to no longer be considered a shell company and commence the aforementioned one (1) year period of time. Since we cannot predict when we will acquire more than nominal assets or have more than nominal operations, we are unable to estimate when Rule 144, if ever, will be available to our shareholders.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due in the usual course of business, or;

(2)	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

24

Financial Statements

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Unleashed, Inc.

Rastislavova 12, 949 01 Nitra, Slovakia

We have audited the accompanying balance sheet of Unleashed Inc. as of March 31, 2015 and the related statement of operations, changes in stockholders' equity and cash flows for the period of inception, March 5, 2015, to March 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unleashed Inc. as of March 31, 2015 and the results of its operations and its cash flows for the period from March 5, 2015 (inception) to March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered continuing losses s has yet to establish a reliable, consistent and proven source of revenue to meet its operating costs on an ongoing basis and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler and Hardy PC

Pritchett, Siler and Hardy PC

Farmington Utah

February 5, 2016

F-1

Unleashed Inc.

Balance Sheet

March 31,
2015
ASSETS
Current Assets
Cash	$14,514
Total Current Assets	14,514
Fixed Assets
Property & Equipment, net of accumulated depreciation of $107	1,263
TOTAL ASSETS	$15,777

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities
Accounts payable	$712
Total Current Liabilities	712
Total Liabilities	712

Commitment & Contingencies

Stockholders' Equity
Common stock, $0.001 par value, 100,000,000 shares authorized; 15,000,000 issued and outstanding as of March 31, 2015	15
Additional paid-in capital	17,320
Accumulated deficit	(2,273)
Accumulated other comprehensive income	3
Total Stockholders' Equity	15,065
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,777

The accompanying notes are an integral part of these financial statements.

F-2

Unleashed Inc.

Statements of Comprehensive Loss

From inception (March 5, 2015) to
March 31,
2015

Revenues	$-

Operating Expenses
Depreciation	107
General and administrative expenses	1,318
Professional Fees	847
Total Operating Expenses	2,273

Loss before Provision for Income Taxes	(2,273)

Provision for Income Taxes	-

Net Loss	$(2,273)

Other Comprehensive Income/(Loss)
Foreign currency translation adjustment	3
Total Comprehensive Loss	(2,270)

Net Loss per Share: Basic and Diluted	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and Diluted	15,000,000

The accompanying notes are an integral part of these financial statements.

F-3

Unleashed Inc.

Statements of Cash Flows

From inception (March 5, 2015) to
March 31,
2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,273)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	107
Changes in:
Accounts payable	712
Net cash provided by operating activities	(1,454)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and Equipment	(1,370)
Net cash used in investing activities	(1,370)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed Capital	2,335
Proceeds from sale of common stock	15,000
Net cash provided by financing activities	17,335

Effect of exchange rate changes on cash	3

Changes in cash during the period	14,514

Cash at beginning of period	-

Cash at end of period	$14,514

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these financial statements.

F-4

Unleashed Inc.

Statement of Stockholders' Equity

For Period From Inception (March 5, 2015) to March 31, 2015

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total
Balance, March 5, 2105	-	$-	$-	$-	-	$-

Stock issued for cash	15,000,000	15	14,985	-	-	15,000

Contributed Capital	-	-	2,335	-	-	2,335

Other comprehensive income/(loss)	-	-	-	-	3	3

Net loss	-	-	-	(2,273)	-	(2,273)
Balance, March 31, 2015	15,000,000	$15	$17,320	$(2,273)	$3	$15,065

The accompanying notes are an integral part of these financial statements.

F-5

Unleashed Inc.

Notes to the Financial Statements

NOTE 1 – ORGANIZATION, DESCRIPTION OF BUSINESS AND PRINCIPLES OF CONSOLIDATION

We were incorporated as Unleashed Inc. on March 5, 2015 in the State of Nevada for the purpose of designing, distributing and selling swim, surf and open water related products to customers.

Mr. Ridding operated the business as a sole proprietor under the dba “Unleashed Hardware Inc.” He started the business on March 5, 2015 when he purchased a computer, started working on product designs and the company’s website. Mr. Ridding contributed the business assets and liabilities of his sole proprietorship into Unleashed Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The company was incorporated, for the purpose of designing, distributing and selling swim, surf and open water related products to customers.

The Company has elected March 31 as its fiscal year end.

Basis of presentation

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, inventories, accounts payable, and a loan due to the director. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

F-6

Unleashed Inc.

Notes to the Financial Statements

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

We recognize revenue in accordance with ASC 605-10 when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, prices are fixed or determinable, and collectability is reasonably assured.

Revenue is recognized for sales transacted when the customer receives and pays for the merchandise at the register. For sales where we ship the merchandise to the customer revenue is recognized at the time the customer receives the product. Amounts related to shipping and handling that are billed to customers are recorded in net sales, and the related costs are recorded in cost of goods sold in the Consolidated Statement of Operations. Revenues are presented net of estimated returns and any taxes collected from customers and remitted to governmental authorities.

Inventory

Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on the first-in first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs, and other costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes an appropriate share of production overheads based on normal operating capacity.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses.

Income Taxes

The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under Statement 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Depreciation, Amortization and Capitalization

Property and equipment is stated at cost. Depreciation is computed by the straight-line method over estimated useful lives (3-7 years). Intellectual property assets are stated at their fair value acquisition cost. Amortization of intellectual property assets is calculated by the residual balance method over their estimated useful lives (15 years). Amortization of our website is calculated by the residual balance method over their estimated useful lives (5 years). Historical costs are reviewed and evaluated for the net realizable value of the assets. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of long-lived assets existed at March 31, 2015.

Long-lived assets such as property and equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented.

F-7

Unleashed Inc.

Notes to the Financial Statements

Foreign Currency Translation

The functional currency of the Company is Great British Pounds (GBP). Monetary assets and liabilities of our operations are translated into United States dollar equivalents using the exchange rates in effect at the balance sheet date. While nonmonetary assets and liabilities in addition to common stock and additional paid in capital are translated at historical rate. Revenues, expenses and retained earnings are translated using the average exchange rates during each period. Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in common shareholders’ equity.

These amounts were immaterial at March 31, 2015. Foreign currency transaction gains and losses are included in other comprehensive income and totaled $3 for the period from March 5, 2015 to March 31, 2015.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues. As of:

March 31,
2015
Equipment	$1,370
Less accumulated depreciation	107
Equipment, net	$1,263

Assets are depreciated over their useful lives beginning when placed in service. Depreciation expenses were $107 for the period from March 5, 2015 to March 31, 2015.

NOTE 4 - PROVISION FOR INCOME TAXES

The reconciliation of income tax provision (benefit) at the U.S. statutory rate of 34% for the period from March 5, 2015 to March 31, 2015 to the Company’s effective tax rate is as follows:

March 31, 2015

Income tax benefit at statutory rate	$771
Change in valuation allowance	(771)
Income tax provision	$–

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of March 31, 2015 were as follows:

March 31, 2015

Net Operating Loss	$771
Valuation allowance	(771)
Net deferred tax asset	$–

F-8

Unleashed Inc.

Notes to the Financial Statements

The Company has approximately $2,270 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is not presently involved in any litigation.

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. During the fiscal year 2015, the company has begun accruing for this service at a rate of £250GBP (approximately $360) per month until which time the Officer becomes involved in other business activities not related to the company. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 - GOING CONCERN

As set forth on the Company's balance sheet, its assets total $15,777. This amount does not provide adequate working capital for the Company to successfully operate its business and to service its debt. Expenses incurred to the date of this prospectus are being recorded on the Company's books as they occur. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining loans from Mr. Ridding and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

NOTE 7 - SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On March 5, 2015, the Company’s founder, President and CEO, Anthony Ridding, acquired all the 15,000,000 common shares issued by the Company, at a price of $0.001 per share.

NOTE 8 – CAPITAL STOCK

The Company was incorporated on March 5, 2015 in Nevada with authorized capital of 100,000,000 shares of $0.001 par value common stock.

On March 5, 2015, the Company issued 15,000,000 shares of common stock to the founder for cash proceeds of $15,000.

There were 15,000,000 shares of common stock issued and outstanding at March 31, 2015. There were no shares of preferred stock issued and outstanding at March 31, 2015.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2015 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-9

Unleashed Inc.

Condensed Balance Sheet

(Unaudited)

	December 31,	March 31,
ASSETS	2015	2015
Current Assets
Cash	$2,588	$14,514
Inventories	6,948	-
Total Current Assets	9,536	14,514

Fixed Assets
Property and Equipment, net of accumulated depreciation of $264 and $107, respectively.	1,006	1,263

TOTAL ASSETS	$10,542	$15,777

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities
Accounts payable	$-	$712
Total Current Liabilities	-	712

Total Liabilities	-	712

Commitment & Contingencies	-	-

Stockholders' Equity
Common stock, $0.001 par value, 100,000,000 shares authorized; 15,000,000 issued and outstanding as of December 31, 2015 and March 31, 2015, respectively	15	15
Additional paid-in capital	20,734	17,320
Accumulated deficit	(10,295)	(2,273)
Accumulated other comprehensive income	88	3
Total Stockholders' Equity	10,542	15,065

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,542	$15,777

The accompanying notes are an integral part of these financial statements.

F-10

Unleashed Inc.

 Condensed Statements of Operation

(Unaudited)

	Three Months Ended	Nine Months Ended
	December 31,	December 31,
	2015	2015

Revenues	$2,965	$4,201
Cost of Goods Sold	1,810	2,850
Gross Profit	1,155	1,351

Operating Expenses
Depreciation expense	173	264
General and administrative expenses	5,097	5,745
Professional Fees	2,901	3,364
Total Operating Expenses	8,171	9,373

Loss before Provision for Income Taxes	7,016)	(8,022)

Provision for Income Taxes	-	-

Net Loss	$(7,016)	$(8,022)

Other Comprehensive Loss
Foreign currency translation adjustment	283	85

Total Comprehensive Loss	$(6,733)	$(7,937)

Net Loss per Share: Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and Diluted	15,000,000	15,000,000

The accompanying notes are an integral part of these financial statements.

F-11

Unleashed Inc.

 Condensed Statements of Cash Flows

(Unaudited)

Nine Months
Ended
December 31,
2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,022)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	264
Changes in:
Accounts payable	(712)
Inventories	(6,948)
Non cash contribution	3,414
Net cash provided by operating activities	(12,004)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and Equipment	-
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Net cash provided by financing activities	-

Effect of exchange rate changes on cash	78

Changes in cash during the period	(11,926)

Cash at beginning of period	14,514

Cash at end of period	$2,588

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these financial statements.

F-12

Unleashed Inc.

Notes to the Condensed, Unaudited Financial Statements

For the Three and Nine Months Ended December 31, 2015

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

We were incorporated as Unleashed Inc. (the Company) on March 5, 2015 in the State of Nevada for the purpose of designing, distributing and selling swim, surf and open water related products to customers.

Mr. Ridding operated the business as a sole proprietor under the dba “Unleashed Hardware Inc.” He started the business on March 5, 2015 when he purchased a computer, started working on product designs, and the Company’s website. Mr. Ridding contributed the business assets and liabilities of his sole proprietorship into Unleashed Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated, for the purpose of designing, distributing and selling swim, surf and open water related products to customers.

The Company has elected March 31 as its fiscal year end.

Basis of presentation

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, inventories, and accounts payable. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

F-13

Unleashed Inc.

Notes to the Condensed, Unaudited Financial Statements

For the Three and Nine Months Ended December 31, 2015

Revenue Recognition

We recognize revenue in accordance with ASC 605-10 when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, prices are fixed or determinable, and collectability is reasonably assured.

Revenue is recognized  for sales transacted when the customer receives and pays for the merchandise at the register. For sales in which we ship the merchandise to the customer, revenue is recognized at the time the customer receives the product. Amounts related to shipping and handling are billed to customers are recorded in net sales, and the related costs are recorded in cost of goods sold in the Consolidated Statement of Operations. Revenues are presented net of estimated returns and any taxes collected from customers and remitted to governmental authorities.

Inventory

Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on the first-in first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs, and other costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes an appropriate share of production overheads based on normal operating capacity.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses.

Income Taxes

The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under Statement 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Depreciation, Amortization and Capitalization

Property and equipment is stated at cost. Depreciation is computed by the straight-line method over estimated useful lives (3-7 years). Intellectual property assets are stated at their fair value acquisition cost. Amortization of intellectual property assets is calculated by the residual balance method over their estimated useful lives (15 years). Amortization of our website is calculated by the residual balance method over their estimated useful lives (5 years).  Historical costs are reviewed and evaluated for the net realizable value of the assets. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of long-lived assets existed at March 31, 2015 and December 31, 2015.

Foreign Currency Translation

The functional currency of the Company is Great British Pounds (GBP). Monetary assets and liabilities of our operations are translated into United States dollar equivalents using the exchange rates in effect at the balance sheet date. While nonmonetary assets and liabilities in addition to common stock and additional paid in capital are translated at historical rate. Revenues, expenses and retained earnings are translated using the average exchange rates during each period. Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in common shareholders’ equity. These amounts were immaterial at December 31, 2015. Cumulative foreign currency transaction gains and losses are included in other comprehensive income and totaled $88.

F-14

Unleashed Inc.

Notes to the Condensed, Unaudited Financial Statements

For the Three and Nine Months Ended December 31, 2015

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues. As of:

	December 31,	March 31,
	2015	2015
Equipment	$1,367	$1,370
Less accumulated depreciation	361	107
Equipment, net	$1,006	$1,263

Assets are depreciated over their useful lives beginning when placed in service. Depreciation expenses were $264 and $173  for each of the nine months ended December 31, 2015 and period from March 5, 2015 to March 31, 2015 respectively.

NOTE 4 - PROVISION FOR INCOME TAXES

The reconciliation of income tax provision (benefit) at the U.S. statutory rate of 34% for the six months to December 31, 2015 and for the period from March 5, 2015 to March 31, 2015 to the Company’s effective tax rate is as follows:

December 31, 2015

Income tax benefit at statutory rate	$2,699
Change in valuation allowance	(2,699)
Income tax provision	$–

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2015 and March 31, 2015 are as follows:

	December 31, 2015	March 31, 2015

Net Operating Loss carry forward	$3,470	$771
Valuation allowance	(3,470)	(771)
Net deferred tax asset	$–	$–

F-15

Unleashed Inc.

Notes to the Condensed, Unaudited Financial Statements

For the Three and Nine Months Ended December 31, 2015

The Company has approximately $10,295 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is not presently involved in any litigation.

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. During the fiscal year 2015, the company has begun accruing for this service at a rate of £250GBP (approximately $360) per month until which time the Officer becomes involved in other business activities not related to the company. The rent provision has been recorded in additional paid-in capital as rent contributed by the officer at market rates. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 - GOING CONCERN

As set forth on the Company's balance sheet, its assets total $10,542 and $15,777 as of December 31, 2015 and March 31, 2015 respectively. These amounts do not provide adequate working capital for the Company to successfully operate its business and to service its debt. Expenses incurred to the date of this prospectus are being recorded on the Company's books as they occur. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining loans from Mr. Ridding and from equity funding, via proceeds raised from the offering set forth in this prospectus. However, there can be no assurances that management's plans will be successful.

NOTE 7 - SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On March 5, 2015, the Company’s founder, President and CEO, Anthony Ridding, acquired all the 15,000,000 common shares issued by the Company, at a price of $0.001 per share.

NOTE 8 – CAPITAL STOCK

The Company was incorporated on March 5, 2015 in Nevada with authorized capital of 100,000,000 shares of $0.001 par value common stock.

On March 5, 2015, the Company issued 15,000,000 shares of common stock to the founder for cash proceeds of $15,000.

There were 15,000,000 shares of common stock issued and outstanding at March 31, 2015 and December 31, 2015. There were no shares of preferred stock issued and outstanding at December 31, 2015.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2015 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-16

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above. Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Our Plan for the Next 12 Months

The following is a list of business goals and milestones we wish to accomplish within the next twelve months.

●	Secure necessary funds

●	Locate and lease suitable warehousing facility, purchase inventory

●	Design, manufacture and protect new products

●	Engage in advertising and marketing

●	Pay for legal and accounting costs

Our first major milestones will be securing funds, increasing the amount of stock we carry and design, manufacture and patent a new product. This is our primary focus. In three years, we hope to have established our brand and company in Europe and the rest of the world.

Facility and Materials

We expect to start leasing a warehousing facility in Bristol, United Kingdom in mid 2016 if we are able to raise 50% to 100% of our offering. The warehouses we have identified are $5,000 per annum and are 120ft squared. As our products are inflatable, we believe this will be sufficient space for our operations. We would like to achieve this in the next 12 months, but the current space we have along with our online market do not make this our immediate priority.

Should we secure sufficient funding, we intend increase current inventory levels and expand our SUP product range. We intend to increase inventory levels of our 11ft board to 100 units at a total cost of $30,000. Our current SUP is 11ft long we would like to add 9ft. model with a slightly slimmer design specifically for the surf environment and riding waves. This model would come with a carbon fiber paddle and be aimed at the more professional user. We also intend to add a 12 ft. 6’’ model for flat water explorers. Being larger in size this model would enable users to carry more equipment such as camping kit, barbecues, clothing etc. The design incorporates more areas to tie equipment down to and increased strength in the nose and tail in order to withstand more knocks and bumps associated with venturing into unknown areas. As both products are more specialized they will be priced slightly higher at a retail price of $800, which is still lower than that of other competitors. The approximate cost to add 75 of each of the two new SUP’s will be $45,000. We intend to order the new inventory immediately if we are able to raise 50% of our offering.

Should we secure sufficient funding, we intend increase current inventory levels and expand our SUP product range. We intend to increase inventory levels of our existing swim dry bag and tow float by 1,000 units. We also intend to add 2 products to the range.

1. In order to differentiate and develop our tow float from competitors we intend to produce a more robust inflatable dry bag. This would be manufactured from CORDURA 1000D fabric (100% nylon 6,6) with a waterproof layering. This material will withstand 500,000 rubs on a Martindale abrasion test and is the same material used in the manufacture of professional dry suits. This specification of tow float / inflatable dry bag will have a higher price point but be more appealing to individuals in an oceanographic environment requiring a higher level of wear and tear. Such markets include the emergency services (Maritime & Coastguard Agency), Lifeboat, rock climbers, coasteering and outdoor water activity centers, scuba divers and the boating industry.

26

2. We intended to develop our original tow swim float to become a part of a dry bag backpack. The backpack will be manufactured from a waterproof material with 30 Liters of storage for items such as wetsuits, goggles, towel and swimming accessories. The original tow swim float would be adapted to have buckles, which would fasten to the back pack. The original tow float buckle will be adapted for a buckle that contains a safety whistle. This will differentiate the tow float from our competitors as well as having an added safety feature and unique selling point.

In the event we are able to raise less than 100% of our offering, we will have to scale back the purchase of the above items in the order of preference outlined above. Thus, for instance, if we are only raise 50% to 100% of our offering, we will purchase everything in lower quantities. In the event we are only able to raise less than 50%, we will focus on adding only one new SUP and one new swim dry bag and tow float to our existing range within the next 3 to 6 months.

Product Development

Should we secure sufficient funding, we intend to design and have manufactured our own product, a surfboard leash specific to the learner surfer market. Surfboard leashes are currently designed for experienced surfers to trail behind a surfboard when paddling.

As a general rule a surfboard leash will always be at least the length of the surfboard to avoid injury to the surfer when falling off as the board is displaced further from the surfer. Learner surfers tend to learn on 8ft surfboards, resulting in an 8ft leash. Learners tend to stay in waist deep water, these leashes then have a tendency of getting wrapped around the surfers legs and can be cumbersome and even dangerous. We have developed a leash specifically designed for learners that is designed with a half straight and half coiled polyurethane cord. This allows for a shorter leash but creates enough length for a surfboard to a safe distance from the user when falling.

The approximate cost for the design, development and design protection of such a product is $60,000. This process does not have to be done immediately and we could develop over a period of time. We intend to start the design process by the third quarter of 2015 if we are able to raise 50% to 100% of our offering. If we raise less than 50% of our offering, we plan to begin the design stage only. We would like to achieve the devolvement and production of this new product in the next 9 to 12 months and believe this new, innovative product will allow us to establish our brand in the global market. The development of this new product is our immediate priority along with securing funding.

Should we secure sufficient funding, we intend to design and have manufactured a swim dry bag and tow float with an incorporated safety feature that does not currently exist on the market. Our new design of swim float includes an Emergency Position Indicating Radio Beacon (EPIRB) device. EPIRB are currently used on boats, yachts and leisure boats. This product is more of a specialist product and is aimed at the more proficient and adventurous swimmer. Given current prices of EPIRBs we estimate that our EPIRB equipped swim dry bag and tow float will retail for approximately $500. The approximate cost for the design, development for this product is $30,000. We intend to start the design process by mid-2015 if we are able to raise 50% to 100% of our offering. We would like to achieve the devolvement and production of this new product in the next 12 months. As this product is such a specialist product we will priorities the development of the learner leash over the development of this product should we not secure sufficient funding to develop both products.

Advertising and Marketing

Should we secure sufficient funding, we intend to sponsor a number of athletes in order to generate brand awareness and endorse our products. We will only sponsor athletes if we are able to raise 100% of our offering, sponsorship will be limited to $10,000. We do not see this as an immediate priority.

As demand and direct online sales increase we will benefit from developing our e-commerce website to handle multiple product lines and integrate this function into the inventory control system which we also intend on acquiring. This will involve technical programming, increased server capacity and bandwidth. Management expect this will cost $15,000 and would be implemented in conjunction with the acquisition of the inventory control system.

27

We intend to increase our online marketing and web presence immediately/when funding is received. We intend to instruct a specialist search engine optimization and marketing expert to help penetrate new market opportunities in the US, UK and other countries. We estimate initially this will cost $3,000. Ultimately we aim to develop online global campaigns using Google AdWords, Facebook and EBay that will allow us to target potential customers by topic, location and language. Google AdWords for example allows you to choose where your ad appears, on which specific websites and in which geographical areas (states, towns, or even neighborhoods), allowing for targeted marketing. Words which we will use for the search will include ‘SUP’, ‘Stand up paddleboard’, ‘swim dry bag and tow float’ and other similar concepts that are popular in different countries/languages. With regards to the international markets we hope to establish our brand in, we have had our website reviewed by a marketing strategist who has begun to develop some basic advertising campaigns in the USA, Europe and the rest of the world. The size and length of this campaign will depend on funding received. We intend to begin the campaign in July/August 2015 with the aim of increasing summer sales. A modest 6 month campaign would cost in the region of $10,000.

We intend to budget a total of $25,000 for marketing and advertising if we sell 100% of our offering. The shortfall in funds to complete the above objections is expected to be met by our revenues. In the event we are able to raise less than 100% of our offering, we will have to scale back on advertising and marketing in the order of preference outlined above. Thus, for instance, if we are only raise 50% to 100% of our offering, we will develop our e-commerce website and integrate that function into our inventory control system, followed by search engine optimization with less money involved in our marketing campaign. In the event we are only able to raise less than 50%, we will have to consider our options with available revenues. It is important that we can satisfy any increased demand through a successful advertising campaign. A budget will be allocated to advertising through Google AdWords once we have secured funding or gross profits allow within the next 3 to 6 months.

Offering Expenses, Legal and Accounting

In order to fund our operations and pay offering expenses of $10,000, we believe that we need the $250,000 in proceeds from this offering. Upon effectiveness of our registration statement of which this prospectus forms as part, we will be required to compensation legal and accounting professional as we meet our reporting obligations with the Securities and Exchange Commission. We believe this will cost us approximately $20,000 for the next twelve months.

As of December 31, 2015, we had $9,536 in current assets and current liabilities in the amount of $Nil. Accordingly, we had working capital surplus of $9,536 as of December 31, 2015. Our current working capital along with our revenues is not sufficient to enable us to implement our business plan as set forth in this prospectus. Our expenses in this offering are estimated at $10,000, and we will need a minimum of $52,500 for the next twelve months. As such, our monthly burn rate for the next twelve months is estimated at $4,375. We will need to sell a minimum of 25% of the shares offering in this prospectus for net proceeds of $52,500 in order to meet our financial obligations. Our ability to remain in business with less than $52,500 in this offering is questionable.

Based on our current burn rate, we will run out of funds by April 2016 without additional capital and assuming revenues based on past performance during that period. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment. The Company’s business plans do not include selling the Company to a private entity through a business combination or reverse merger transaction should the Company fail to raise sufficient funds in this offering. Management believes that the Company will be able to operate for the coming year by obtaining additional loans from our directors and from equity funding. Although we have not reached a formal agreement or understanding with our directors, we have been informed that Mr. Ridding is willing to provide an additional $60,000 over the next 12 months, assuming Mr. Ridding does not experience any personal financial difficulties during that period of time. In the future, the Company may be required to seek additional equity funding in the form of private or public offerings of its common stock.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements for the nine months ended December 31, 2015, together with notes thereto, and our audited financial statements for the period from March 5, 2015 to March 31, 2015, together with notes thereto, which are included in this Registration Statement on Form S-1.

28

Results of Operations for the nine months to December 31, 2015

Revenues

Our total revenue reported for the nine months ended December 31, 2015 was $4,201. Most of our revenues have occurred on third-party e-commerce sites and via our e-commerce website.

We expect revenues to increase for the year ended March 31, 2016 as a result of increased sales resulting from improved marketing and increased production. If we are able to raise money, we hope to increase revenues from our own e-commerce site.

Cost of Goods Sold

Our cost of goods sold for the nine months to December 31, 2015 was $2,850.

Gross Profit

Gross profit for the nine months to December 31, 2015 was $1,351, or approximately 32% of sales.

Operating Expenses

Operating expenses were $9,373 for the nine months to December 31, 2015.

Our operating expenses for the nine months to December 31, 2015 consisted of depreciation in the amount of $264, general and administrative expenses of $5,745 and professional fees of $3,364.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the measures described above to implement our business plan and the professional fees associated with our becoming a reporting company under the Securities Exchange Act of 1934.

Net Loss

Net loss for the nine months to December 31, 2015 was $8,022.

Liquidity and Capital Resources

As of December 31, 2015, we had total current assets of $9,536, consisting of cash and inventories. We had no current liabilities as of December 31, 2015. Accordingly, we had a working capital surplus of $9,536 as of December 31, 2015.

Operating activities used $12,004 in cash for the nine months to December 31, 2015.

As outlined above, we expect to spend approximately $240,000 toward the initial implementation of our business plan over the course of our next full fiscal year. On December 31, 2015, we had $2,588 in cash. The success of our business plan therefore depends on raising funds through the current offering. If the maximum offering is sold, we should have sufficient cash to carry out our business plan over the course of the next full fiscal year. If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired. Our ability to operate beyond April, 2016, is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

Our assets at December 31, 2015 total $10,542. This amount does not provide adequate working capital for us to successfully operate our business. Expenses incurred to the date of this prospectus are being recorded our books as they occur. This raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon obtaining additional working capital. Management believes that we will be able to operate for the coming year by obtaining loans from Mr. Ridding and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

29

Off Balance Sheet Arrangements

As of December 31, 2015, there were no off balance sheet arrangements.

Results of Operations for the period from March 5, 2015 to March 31, 2015

Revenues

We had no revenues for the period from March 5, 2015 to March 31, 2015.

We expect revenues to increase for the year ended March 31, 2016 as a result of increased sales resulting from improved marketing and increased production. If we are able to raise money, we hope to increase revenues from our own e-commerce site.

Cost of Goods Sold

We had no cost of goods sold for the period from March 5, 2015 through March 31, 2015.

Gross Profit

We had a gross profit of $Nil for the period from March 5, 2015 through March 31, 2015.

Operating Expenses

Operating expenses were $2,273 from March 5, 2015 through March 31, 2015. Our operating expenses for the period from March 5, 2015 through March 31, 2015 consisted of depreciation in the amount of $107, general and administrative expenses of $1,318 and professional fees of $847.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the measures described above to implement our business plan and the professional fees associated with our becoming a reporting company under the Securities Exchange Act of 1934.

Net Loss

Our net loss for the period from March 5, 2015 through March 31, 2015 was $2,273.

Liquidity and Capital Resources

As of March 31, 2015, we had total current assets of $14,514, consisting of cash. We had current liabilities of $712 as of March 31, 2015. Accordingly, we had a working capital surplus of $13,803.

Operating activities provided $878 in cash for the period from March 5, 2015 to March 31, 2015.

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As outlined above, we have budgeted to spend approximately $240,000 toward the initial implementation of our business plan over the course of our next full fiscal year. At March 31, 2015, we had $14,514 in cash. The success of our business plan therefore depends on raising funds through the current offering. If the maximum offering is sold, we should have sufficient cash to carry out our business plan over the course of our next full fiscal year. If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired. Our ability to operate beyond April, 2016, is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

Our assets at March 31, 2015 total $15,777. This amount does not provide adequate working capital for us to successfully operate our business. This raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon obtaining additional working capital. Management believes that we will be able to operate for the coming year by obtaining loans from Mr. Ridding and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

Off Balance Sheet Arrangements

As of March 31, 2015, there were no off balance sheet arrangements.

Emerging Growth Companies

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.	the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

1.	it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

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As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.	Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.	Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of March 31, 2015 are as follows:

Name	Age	Position(s) and Office(s) Held
Anthony Ridding	66	President, Chief Executive Officer, and Director

Candice Tomkins	26	Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Anthony Ridding - President, Chief Executive Officer and Director

Anthony Ridding has been President, Chief Executive Officer and Director of our company since incorporation on March 5, 2015.

Mr. Ridding has been a Director of Clamason Industries Limited (http://www.clamason.co.uk, precision engineering specialists) Dudley, United Kingdom (UK) since May 1978. Clamason specialize in the automotive, electrical, electronic and medical sectors. In 2005 he oversaw the development of a Slovakian plant that was designed to manufacture products that would be competitive in a global market. Mr. Ridding has grown revenues of the Slovakian plant to in excess of $3.5 million and contributed to increase group turnover to in excess of $25 million during his tenure.

Mr. Ridding has been a Chartered Engineer (CEng) since 1975 and is a member of the Institute of Engineering and Technology.

Aside from that provided above, Mr. Ridding does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. We believe that Mr. Ridding’s experience in the engineering industry provides him the qualifications, attributes and skills necessary to serve on the Board.

Candice Tomkins – Chief Financial Officer, Treasurer and Director

Candice Tomkins has been Chief Financial Officer, Treasurer and Director of our company since incorporation on March 5, 2015.

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Ms. Tomkins has been manager at Wave Project, located in Truro, UK, a charity helping children with mental health difficulties through surfing from January 2012. Her responsibilities include corporate compliance, filings, business strategic and expansion planning, business development, financial control, teaching.

Prior to this Ms. Tomkins held the position of manager at Royal National Lifeboat Institution, Truro, UK from January 2009 to September 2012. Her responsibilities included managing financial control and budgeting.

In addition to the above Ms Tomkins attained a BA Honors in Graphic Design in 2009 from Swansea Metropolitan University, Wales, UK and a BTECH in photography and digital imaging from Cross Keys College, Wales, UK in June 2006.

Aside from that provided above, Ms. Tomkins does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. We believe that Ms. Tomkins’s experience in financial matters at Wave Project and Royal National Lifeboat Institution in conjunction with her background in the leisure industry provide her the qualifications, attributes and skills necessary to serve on the Board.

Directors

Our bylaws authorize no less than one (1) director or more than thirteen (13) directors. We currently have two directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Executive Compensation

Compensation Discussion and Analysis

We presently do not have any compensation or employment agreements or arrangements with any of our named executive officers and we have not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

Our President holds substantial ownership in our company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability. As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years (ended March 31) for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Ridding, President, CEO and director	2015 2016	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Candice Tomkins, CFO, Treasurer and director	2015 2016	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

We have not compensated Mr. Ridding or Ms. Tomkins for fiscal years 2015 and 2016 commensurate with our limited growth and resources. Both officers have agreed to act in such officer capacities without compensation until such time as we generate revenues to support their salaries, which are undetermined at this time.

Securities Authorized for Issuance under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

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Outstanding Equity Awards at Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Anthony Ridding	0	0	0	0	0	0	0	0	0

Candice Tomkins	0	0	0	0	0	0	0	0	0

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 24, 2016, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 15,000,000 shares of common stock issued and outstanding on March 31, 2015.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Anthony Ridding Rastislavova 12, 949 01 Nitra, Slovakia	15,000,000	100%
Common	Total all executive officers and directors	15,000,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

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Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below or in the section titled “Executive Compensation,” none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

On March 5, 2015, our founder, President and CEO, Mr. Ridding acquired 15,000,000 common shares, at a price of $0.001 per share.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until March 24, 2016, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II – Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$25.18
Federal Taxes	-
State Taxes and Fees	-
Listing Fees	-
Printing and Engraving Fees	-
Transfer Agent Fees	1,000
Accounting fees and expenses	4,000
Legal fees and expenses	5,000
Total	10,025.18

All amounts are estimates, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On March 5, 2015, our founder, president, CEO, and director Anthony Ridding acquired 15,000,000 common shares, at a price of $0.001 per share.

These shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (2)
3.2	By-laws (2)
5.1	Opinion of Daniel Luciano, Attorney-at-Law (2)
10.1	Subscription Agreement (2)
23.1	Consent of Independent Registered Public Accounting Firm (1)
23.2	Consent of Counsel (included in Exhibit 5.1) (2)

(1)	Filed herewith.
(2)	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

c.	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

a.	If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.	There is no underwriter.

c.	The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Nitra, Slovakia and London, England on April 8, 2016.

UNLEASHED INC.

By:	/s/ Anthony Ridding
Anthony Ridding President, Chief Executive Officer, Principal Executive Officer and Director

By:	/s/ Candice Tomkins
Candice Tomkins Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Anthony Ridding
Anthony Ridding President, Chief Executive Officer, Principal Executive Officer and Director

April 8, 2016.

By:	/s/ Candice Tomkins
Candice Tomkins Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

April 8, 2016.

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